Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of AirXpanders, Inc. (the “Company”) of our report dated February 27, 2019, relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ SingerLewak LLP

San Jose, California
April 18, 2019